As filed with the Securities and Exchange Commission on February 10, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TELLURIAN INC.

(Exact name of registrant as specified in its charter)

Delaware	06-0842255
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1201 Louisiana Street, Suite 3100

Houston, Texas 77002

(832) 962-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Meg A. Gentle

President and Chief Executive Officer

Tellurian Inc.

1201 Louisiana Street, Suite 3100

Houston, Texas 77002

(832) 962-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

John A. Elofson, Esq.

Davis Graham & Stubbs LLP

1550 Seventeenth Street, Suite 500

Denver, Colorado 80202

(303) 892-9400

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer	☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, par value $0.01 per share	(2)	(2)	(2)	(2)
Preferred Stock, par value $0.01 per share	(2)	(2)	(2)	(2)
Warrants	(2)	(2)	(2)	(2)
Units (3)	(2)	(2)	(2)	(2)

(1)

Securities registered by this registration statement may be sold separately, together or as units with the other securities registered hereunder. This registration statement also registers an indeterminate aggregate initial offering price or number of shares of common stock, preferred stock, warrants, and units of the registrant as may from time to time be issued at currently indeterminable prices and as may be issuable upon conversion, exercise or exchange of any securities registered hereunder, including under any applicable anti-dilution provisions. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)

Omitted pursuant to General Instruction II.E. of Form S-3. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee.

(3)	Each unit will be issued under a unit agreement and will be comprised of any combination of our common stock, preferred stock and warrants.

PROSPECTUS

Tellurian Inc.

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell from time to time common stock, preferred stock and warrants to purchase common stock or preferred stock, in one or more transactions. We may also offer and sell from time to time, in one or more transactions, such securities as may be issuable upon the conversion, exercise or exchange of preferred stock or warrants. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder.

This prospectus provides you with a description of our common stock and a general description of the other securities we may offer. A prospectus supplement containing specific information about the terms of the securities being offered and the offering, including the compensation of any underwriter, agent or dealer, will accompany this prospectus to the extent required. Any prospectus supplement may also add, update or change information contained in this prospectus. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement, together with additional information described in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” before you invest in our securities.

Our common stock is traded on the NASDAQ Capital Market under the ticker symbol “TELL.” On February 9, 2017, the closing price of our common stock as reported on the NASDAQ Capital Market was $14.21 per share. None of the other securities offered under this prospectus are publicly traded.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THE “RISK FACTORS ” SECTION BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 10, 2017.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process on Form S-3. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” Under the shelf registration, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a description of our common stock and a general description of the other securities that we may offer. Each time that securities are sold pursuant to the Registration Statement, we will, to the extent required, provide a prospectus supplement that will contain specific information about the terms of the securities being offered and the offering. The prospectus supplement also may add, update or change information contained or incorporated by reference in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities. You should read both this prospectus and any prospectus supplement or free writing prospectus together with additional information described in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before you invest.

You should rely only on the information contained in this prospectus and in any relevant prospectus supplement or free writing prospectus, including any information incorporated herein or therein by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus, any accompanying prospectus supplement, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on its front cover. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the front cover of such documents. Neither this prospectus nor any prospectus supplement or free writing prospectus constitutes an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus or a prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

In this prospectus, references to “Tellurian,” the “Company,” the “issuer,” “we,” “us” or “our” refer to Tellurian Inc. (which was, until February 10, 2017, known as Magellan Petroleum Corporation) and its subsidiaries, unless the context suggests otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational reporting requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and we file annual, quarterly, and other reports, proxy statements, and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. Our website address is http://www.tellurianinc.com. However, information on our website will not be considered a part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 (together with all exhibits, amendments and supplements, the “Registration Statement”) of which this prospectus constitutes a part, under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules of the SEC. For further information pertaining to us, reference is made to the Registration Statement. Statements contained in this prospectus, any prospectus supplement or any document incorporated herein or therein by reference concerning the provisions of documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC. Copies of the Registration Statement are on file at the offices of the SEC, and may be inspected without charge at those offices, the address of which is set forth above, and copies may be obtained from the SEC at prescribed rates. The Registration Statement has been filed electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval System and may be obtained through the SEC web site at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC:

●

our Annual Report on Form 10-K for the fiscal year ended June 30, 2016 filed with the SEC on September 14, 2016, as amended by our Annual Report on Form 10-K/A for the fiscal year ended June 30, 2016 filed with the SEC on October 27, 2016;

●

our Quarterly Reports on Form 10-Q for the quarterly period ended September 30, 2016 filed with the SEC on November 14, 2016, and for the quarterly period ended December 31, 2016 filed with the SEC on February 9, 2017;

●

our Current Reports on Form 8-K filed with the SEC on July 19, 2016, August 2, 2016, August 3, 2016, August 8, 2016, October 5, 2016, October 12, 2016, November 29, 2016, December 21, 2016, January 5, 2017 and February 10, 2017, and our Current Report on Form 8-K/A filed with the SEC on October 20, 2016; and

●	the description of our common stock contained in our Current Report on Form 8-K filed with the SEC on June 26, 2013, as the same may be further amended from time to time.

All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and shall be a part hereof from the date of filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit thereto, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

We will furnish to you, upon written or oral request, a copy of any or all of the documents that have been incorporated by reference, including exhibits to those documents. You may request a copy of those filings at no cost by writing or telephoning our corporate secretary at the following address and telephone number:

Tellurian Inc.

Attention: Corporate Secretary

1201 Louisiana Street, Suite 3100

Houston, Texas 77002

Telephone No.: (832) 962-4000

Except as provided above, no other information, including information on our website, is incorporated by reference in this prospectus.

ABOUT TELLURIAN INC.

Tellurian plans to own, develop and operate natural gas liquefaction facilities, storage facilities and loading terminals (collectively, the “LNG Facilities”) and to pursue complementary business lines in the energy industry. Tellurian owns all of the common stock of Tellurian Investments Inc., a Delaware corporation (“Tellurian Investments”), which owns a 100% membership interest in Tellurian LNG LLC, a Delaware limited liability company (“Tellurian LNG”), a 100% membership interest in Tellurian Services LLC (f/k/a Parallax Services LLC), a Delaware limited liability company (“Tellurian Services”), and a 100% ownership interest in Tellurian LNG UK Ltd (“Tellurian UK”). The assets of Tellurian include its 100% ownership or membership interests in each of Tellurian Investments, Tellurian LNG, Tellurian Services and Tellurian UK, interests in Horse Hill-1 well and related licenses in the Weald Basin, onshore United Kingdom, an exploration block, NT/P82, in the Bonaparte Basin, offshore Northern Territory, Australia, and cash held for certain start-up and operating expenses.

Tellurian is planning on developing, through Tellurian LNG and Tellurian LNG’s wholly owned subsidiaries, a liquefied natural gas (“LNG”) facility with liquefaction capacity of 26 million tonnes per annum on a single site in Calcasieu Parish, Louisiana (the “Driftwood LNG Project”). Assuming approximately two years of permitting work and receipt of the appropriate regulatory approvals and financing commitments necessary to commence construction, followed by a four-year construction schedule, the Driftwood LNG Project could deliver its first LNG as soon as 2022. Tellurian also plans to pursue business that is complementary to its LNG business.

The Company was founded in 1957 and incorporated in Delaware in 1967 as Magellan Petroleum Corporation. We changed our corporate name to Tellurian Inc. shortly after completing a merger transaction with Tellurian Investments in February 2017. The Company’s common stock has been trading on the NASDAQ Stock Market since 1972. It currently trades under the ticker symbol “TELL.”

Our principal executive offices are located at 1201 Louisiana Street, Suite 3100, Houston, Texas 77002, and our telephone number is (832) 962-4000. We maintain a website at http://www.tellurianinc.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risks, the risks set forth in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended June 30, 2016, which is incorporated in this prospectus by reference, as well as the risk factors set forth in any applicable prospectus supplement and the other reports we file from time to time with the SEC that are incorporated by reference in this prospectus. If any of the events described in such “Risk Factors” disclosures occurs or such risks otherwise materialize, our business, financial condition, results of operations, cash flows, or prospects could be materially adversely affected.

Risks Relating to Tellurian’s Business

Tellurian does not expect Tellurian Investments to generate sufficient cash to pay dividends until the completion of construction of the Driftwood LNG Project by Tellurian LNG and its wholly owned subsidiaries.

Tellurian’s indirect ownership of 100% of the membership or ownership interests in each of Tellurian LNG, Tellurian Services LLC and Tellurian UK and cash held for certain start-up and operating expenses comprise substantially all of Tellurian’s assets. Tellurian’s cash flow and consequently its ability to distribute earnings is solely dependent upon the cash flow its subsidiaries receive from the Driftwood LNG Project and the transfer of funds in the form of distributions or otherwise. Tellurian LNG’s ability to complete the Driftwood LNG Project, as discussed further below, is dependent upon its, its subsidiaries and Tellurian Investments’ ability to obtain necessary regulatory approvals and raise the capital necessary to fund the development of the project.

Tellurian’s ability to pay dividends in the future is uncertain and will depend on a variety of factors including limitations on the ability of it or its subsidiaries to pay dividends under applicable law and/or the terms of debt or other agreements, and the judgment of the board of directors or other governing body of the relevant entity.

In addition, because Tellurian Investments’ business will have limited asset and geographic diversification, adverse developments in the natural gas and LNG industry, or to the Driftwood LNG Project, will have a greater impact on Tellurian Investments’ financial condition than if it maintained a more diverse asset and geographic profile.

Tellurian will be required to seek additional debt and equity financing in the future to complete the Driftwood LNG Project, and may not be able to secure such financing on acceptable terms, or at all.

Because Tellurian will be unable to generate any revenue from its operations and expects to be in the development stage for multiple years, Tellurian will need additional financing to provide the capital required to execute its business plan. Tellurian will need significant funding to develop the Driftwood LNG Project as well as for working capital requirements and other operating and general corporate purposes.

There can be no assurance that Tellurian will be able to raise sufficient capital on acceptable terms, or at all. If such financing is not available on satisfactory terms, or is not available at all, Tellurian may be required to delay, scale back or eliminate the development of business opportunities, and its operations and financial condition may be adversely affected to a significant extent.

Debt financing, if obtained, may involve agreements that include liens on its assets and covenants limiting or restricting the ability to take specific actions, such as paying dividends or making distributions, incurring additional debt, acquiring or disposing of assets and increasing expenses. Debt financing would also be required to be repaid regardless of Tellurian’s operating results.

In addition, the ability to obtain financing for the proposed Driftwood LNG Project is expected to be contingent upon, among other things, Tellurian’s ability to enter into sufficient long-term commercial agreements prior to the commencement of construction. To date, Tellurian has not entered into any definitive third-party agreements for the proposed Driftwood LNG Project, and it may not be successful in negotiating and entering into such agreements.

Tellurian Investments and Tellurian LNG have a limited operating history.

Both Tellurian Investments and Tellurian LNG were formed in 2016, and only recently commenced development. Although Tellurian’s current directors, managers and officers have prior professional and industry experience, Tellurian Investments and Tellurian LNG have a limited prior operating history, track record and historical financial information upon which you may evaluate prospects.

Tellurian LNG has not yet commenced the construction of the Driftwood LNG Project. Accordingly, Tellurian expects to incur significant additional costs and expenses through completion of development and construction of the Driftwood LNG Project. As a result, Tellurian expects operating losses will increase substantially in the remainder of 2016 and thereafter, and expects to continue to incur operating losses and experience negative operating cash flow through at least 2022.

Failure to retain and attract key executive officers and other skilled professional and technical employees could have an adverse effect on Tellurian’s business, results of operations, financial condition, liquidity and prospects.

The success of Tellurian’s business relies heavily on its executive officers. Should Tellurian’s executive officers be unable to perform their duties on behalf of Tellurian, or should Tellurian be unable to retain or attract other members of management, Tellurian’s business, results of operations, financial condition, liquidity and prospects could be materially impacted.

Tellurian will be subject to risks related to doing business in, and having counterparties based in, foreign countries.

Tellurian may engage in operations or make substantial commitments and investments, or enter into agreements with counterparties, located outside the United States, which would expose Tellurian to political, governmental, and economic instability and foreign currency exchange rate fluctuations.

Any disruption caused by these factors could harm Tellurian’s business, results of operations, financial condition, liquidity and prospects. Risks associated with operations, commitments and investments outside of the United States include but are not limited to risks of:

●	currency fluctuations;

●	war or terrorist attack;

●	expropriation or nationalization of assets;

●	renegotiation or nullification of existing contracts;

●	changing political conditions;

●	changing laws and policies affecting trade, taxation, and investment;

●	multiple taxation due to different tax structures;

●	general hazards associated with the assertion of sovereignty over areas in which operations are conducted; and

●	the unexpected credit rating downgrade of countries in which Tellurian Investments’ LNG customers are based.

Because Tellurian’s reporting currency is the United States dollar, any of the operations conducted outside the United States or denominated in foreign currencies would face additional risks of fluctuating currency values and exchange rates, hard currency shortages and controls on currency exchange. In addition, Tellurian would be subject to the impact of foreign currency fluctuations and exchange rate changes on its financial reports when translating its assets, liabilities, revenues and expenses from operations outside of the United States into U.S. dollars at then-applicable exchange rates. These translations could result in changes to the results of operations from period to period.

Tellurian Investments is currently classified as a United States real property holding company (“USRPHC”) under applicable tax laws, and non-U.S. investors may be subject to tax withholding and other tax consequences upon a disposition of their shares.

Tellurian Investments is a USRPHC under applicable tax laws, which subjects non-U.S. investors to tax withholding and other tax consequences upon a disposition of their shares. Tellurian will likely be classified in the same manner, which subjects non-U.S. investors to tax withholding and other tax consequences upon a disposition of their Tellurian shares. Non-U.S. investors should consult their tax advisors with respect to the application of this to their investment and other U.S. tax rules.

Tellurian Investments is a defendant in a lawsuit that could result in equitable relief and/or monetary damages that could have a material adverse effect on Tellurian’s operating results and financial condition.

Tellurian Investments and Tellurian Services, along with each of Messrs. Houston and Daniels and certain entities in which each of them owned membership interests, as applicable, have been named as defendants in one recently initiated lawsuit. Although Tellurian Investments believes the plaintiffs’ claims are without merit, Tellurian Investments may not ultimately be successful and any potential liability Tellurian Investments may incur is not reasonably estimable. However, even if Tellurian Investments is successful in the defense of this litigation, Tellurian Investments could incur costs and suffer both an economic loss and an adverse impact on its reputation, which could have a material adverse effect on its business. In addition, any adverse judgment or settlement of the litigation could have an adverse effect on its operating results and financial condition.

Tellurian’s estimated costs for the Driftwood LNG Project may not be accurate and are subject to change due to various factors.

Tellurian currently estimates that the construction costs for the Driftwood LNG Project will be between approximately $13 billion and $15 billion. However, cost estimates are only an approximation of the actual costs of construction and are before owners’ costs, financing costs, pipeline construction costs and contingencies. Moreover, cost estimates may change due to various factors, such as the final terms of any definitive request for services with its engineering, procurement and construction (“EPC”) service provider, as well as change orders, delays in construction, legal and regulatory requirements, site issues, increased component and material costs, escalation of labor costs, labor disputes, increased spending to maintain Tellurian’s construction schedule and other factors.

The construction and operation of the Driftwood LNG Project remains subject to further approvals, and some approvals may be subject to further conditions, review and/or revocation.

The design, construction and operation of LNG export terminals is a highly regulated activity. The approval of the U.S. Federal Energy Regulatory Commission (“FERC”) under Section 3 of the Natural Gas Act, as well as several other material governmental and regulatory approvals and permits, is required in order to construct and operate an LNG terminal. Although the necessary authorizations to operate the proposed LNG Facilities may be obtained, such authorizations are subject to ongoing conditions imposed by regulatory agencies, and additional approval and permit requirements may be imposed.

Tellurian will be required to obtain governmental approvals and authorizations to implement its proposed business strategy, which includes the construction and operation of the Driftwood LNG Project. In particular, authorization from FERC and the U.S. Department of Energy is required to construct and operate the proposed LNG Facilities. In addition to seeking approval for export to countries with which the United States has a Free Trade Agreement (“FTA”), Tellurian will seek to obtain approval for export to non-FTA countries. There is no assurance that Tellurian will obtain and maintain these governmental permits, approvals and authorizations, and failure to obtain and maintain any of these permits, approvals or authorizations could have a material adverse effect on its business, results of operations, financial condition and prospects.

Tellurian will be dependent on third-party contractors for the successful completion of the Driftwood LNG Project, and these contractors may be unable to complete the Driftwood LNG Project.

There is limited recent industry experience in the United States regarding the construction or operation of large-scale liquefaction facilities. The construction of the Driftwood LNG Project is expected to take several years, will be confined to a limited geographic area and could be subject to delays, cost overruns, labor disputes and other factors that could adversely affect financial performance or impair Tellurian’s ability to execute its scheduled business plan.

Timely and cost-effective completion of the Driftwood LNG Project in compliance with agreed-upon specifications will be highly dependent upon the performance of third-party contractors pursuant to their agreements. However, Tellurian has not yet entered into definitive agreements with certain of the contractors, advisors and consultants necessary for the development and construction of the Driftwood LNG Project. Tellurian may not be able to successfully enter into such construction contracts on terms or at prices that are acceptable to it.

Further, faulty construction that does not conform to Tellurian’s design and quality standards may have an adverse effect on Tellurian’s business, results of operations, financial condition and prospects. For example, improper equipment installation may lead to a shortened life of Tellurian’s equipment, increased operations and maintenance costs or a reduced availability or production capacity of the affected facility. The ability of Tellurian’s third-party contractors to perform successfully under any agreements to be entered into is dependent on a number of factors, including force majeure events and such contractors’ ability to:

●

design, engineer and receive critical components and equipment necessary for the Driftwood LNG Project to operate in accordance with specifications and address any start-up and operational issues that may arise in connection with the commencement of commercial operations;

●	attract, develop and retain skilled personnel and engage and retain third-party subcontractors, and address any labor issues that may arise;

●	post required construction bonds and comply with the terms thereof, and maintain their own financial condition, including adequate working capital;

●	adhere to any warranties the contractors provide in their EPC contracts; and

●

respond to difficulties such as equipment failure, delivery delays, schedule changes and failure to perform by subcontractors, some of which are beyond their control, and manage the construction process generally, including engaging and retaining third-party contractors, coordinating with other contractors and regulatory agencies and dealing with inclement weather conditions.

Furthermore, Tellurian may have disagreements with its third-party contractors about different elements of the construction process, which could lead to the assertion of rights and remedies under the related contracts, resulting in a contractor’s unwillingness to perform further work on the relevant project. Tellurian may also face difficulties in commissioning a newly constructed facility. Any significant project delays in the development of the Driftwood LNG Project could materially and adversely affect Tellurian’s business, results of operations, financial condition and prospects.

Tellurian’s ability to generate cash is substantially dependent upon it entering into contracts with third parties and the performance of those customers under those contracts.

Tellurian has not yet entered into, and may never be able to enter into, satisfactory commercial arrangements with third-party customers for products and services at the Driftwood LNG Project.

Tellurian’s business strategy may change regarding how and when the proposed Driftwood LNG Project’s export capacity is marketed. Also, Tellurian’s business strategy may change due to the inability to enter into agreements with customers or based on views regarding future prices, supply and demand of LNG, natural gas liquefaction capacity, and worldwide regasification capacity. If the efforts to market the proposed Driftwood LNG Project are not successful, Tellurian’s business, results of operations, financial condition and prospects may be materially and adversely affected.

Tellurian LNG’s construction and operations activities are subject to a number of development risks, operational hazards, regulatory approvals and other risks, which could cause cost overruns and delays and could have a material adverse effect on its business, results of operations, financial condition, liquidity and prospects.

Siting, development and construction of the Driftwood LNG Project will be subject to the risks of delay or cost overruns inherent in any construction project resulting from numerous factors, including, but not limited to, the following:

●	Difficulties or delays in obtaining, or failure to obtain, sufficient debt or equity financing on reasonable terms;

●	Failure to obtain all necessary government and third-party permits, approvals and licenses for the construction and operation of any of the contemplated LNG Facilities;

●	Failure to obtain sale and purchase agreements that generate sufficient revenue to support the financing and construction of the Driftwood LNG Project;

●	Difficulties in engaging qualified contractors necessary to the construction of the contemplated Driftwood LNG Project or other LNG Facilities;

●	Shortages of equipment, material or skilled labor;

●	Natural disasters and catastrophes, such as hurricanes, explosions, fires, floods, industrial accidents and terrorism;

●	Unscheduled delays in the delivery of ordered materials;

●	Work stoppages and labor disputes;

●	Competition with other domestic and international LNG export terminals;

●

Unanticipated changes in domestic and international market demand for and supply of natural gas and LNG, which will depend in part on supplies of and prices for alternative energy sources and the discovery of new sources of natural resources;

●	Unexpected or unanticipated additional improvements; and

●	Adverse general economic conditions.

Delays beyond the estimated development periods, as well as cost overruns, could increase the cost of completion beyond the amounts that are currently estimated, which could require Tellurian to obtain additional sources of financing to fund the activities until the proposed Driftwood LNG Project is constructed and operational (which could cause further delays). Any delay in completion of the

Driftwood LNG Project may also cause a delay in the receipt of revenues projected from the Driftwood LNG Project or cause a loss of one or more customers. As a result, any significant construction delay, whatever the cause, could have a material adverse effect on Tellurian’s business, results of operations, financial condition, liquidity and prospects.

Technological innovation may render Tellurian’s anticipated competitive advantage or its processes obsolete.

Tellurian’s success will depend on its ability to create and maintain a competitive position in the natural gas liquefaction industry. In particular, although Tellurian plans to construct the Driftwood LNG Project using proven technologies that it believes provides it with certain advantages, Tellurian does not have any exclusive rights to any of the technologies that it will be utilizing. In addition, the technology Tellurian anticipates using in the Driftwood LNG Project may be rendered obsolete or uneconomical by legal or regulatory requirements, technological advances, more efficient and cost-effective processes or entirely different approaches developed by one or more of its competitors or others, which could materially and adversely affect Tellurian’s business, results of operations, financial condition, liquidity and prospects.

Decreases in the demand for and price of natural gas could lead to reduced development of LNG projects worldwide.

Tellurian is subject to risks associated with the development, operation and financing of domestic LNG facilities. The development of domestic LNG facilities and projects are generally based on assumptions about the future price of natural gas and LNG and the conditions of the global natural gas and LNG markets. Natural gas and LNG prices have been, and are likely to remain in the future, volatile and subject to wide fluctuations that are difficult to predict. Such fluctuations may be caused by factors such as the competitive liquefaction capacity in North America; the international supply and receiving capacity of LNG; LNG tanker capacity; weather conditions; domestic and global demand for natural gas; the effect of government regulation on the production, transportation and sale of natural gas; oil and natural gas exploration and production activities; the development of and changes in the cost of alternative energy sources for natural gas and political and economic conditions worldwide.

Further, the development of liquefaction facilities takes a substantial amount of time, requires significant capital investment, may be delayed by unforeseen and uncontrollable factors and is dependent on the financial viability and ability of Tellurian to market LNG internationally.

Competition in the liquefied natural gas industry is intense, and some of Tellurian’s competitors have greater financial, technological and other resources.

Tellurian plans to operate in the highly competitive area of liquefied natural gas production and faces intense competition from independent, technology-driven companies as well as from both major and other independent oil and natural gas companies and utilities.

Many competing companies have secured access to, or are pursuing development or acquisition of, LNG facilities to serve the North American natural gas market, including other proposed liquefaction facilities in North America. Tellurian may face competition from major energy companies and others in pursuing its proposed business strategy to provide liquefaction and export products and services at its proposed Driftwood LNG Project. In addition, competitors have and are developing additional LNG terminals in other markets, which also compete with the proposed LNG

Facilities. Almost all of these competitors have longer operating histories, more development experience, greater name recognition, larger staffs and substantially greater financial, technical and marketing resources than Tellurian currently possesses. The superior resources that these competitors have available for deployment could allow them to compete successfully against Tellurian, which could have a material adverse effect on Tellurian’s business, results of operations, financial condition, liquidity and prospects.

There may be shortages of LNG vessels worldwide, which could have a material adverse effect on Tellurian’s business, results of operations, financial condition, liquidity and prospects.

The construction and delivery of LNG vessels requires significant capital and long construction lead times, and the availability of the vessels could be delayed to the detriment of Tellurian’s business and customers due to the following:

●	an inadequate number of shipyards constructing LNG vessels and a backlog of orders at these shipyards;

●	political or economic disturbances in the countries where the vessels are being constructed;

●	changes in governmental regulations or maritime self-regulatory organizations;

●	work stoppages or other labor disturbances at the shipyards;

●	bankruptcies or other financial crises of shipbuilders;

●	quality or engineering problems;

●	weather interference or catastrophic events, such as a major earthquake, tsunami, or fire; or

●	shortages of or delays in the receipt of necessary construction materials.

A terrorist or military incident involving an LNG carrier could result in delays in, or cancellation of, construction or closure of the proposed LNG Facilities.

A terrorist or military incident involving an LNG carrier may result in delays in, or cancellation of, construction of new LNG facilities, including the proposed LNG Facilities, which would increase Tellurian’s costs and decrease cash flows. A terrorist incident may also result in temporary or permanent closure of Tellurian’s proposed LNG Facilities, including the Driftwood LNG Project, which could increase costs and decrease cash flows, depending on the duration of the closure. Operations at the proposed LNG Facilities, including the Driftwood LNG Project, could also become subject to increased governmental scrutiny that may result in additional security measures at a significant incremental cost. In addition, the threat of terrorism and the impact of military campaigns may lead to continued volatility in prices for natural gas that could adversely affect Tellurian’s business and customers, including the ability of Tellurian’s suppliers or customers to satisfy their respective obligations under Tellurian’s commercial agreements.

Changes in legislation and regulations relating to the LNG industry could have a material adverse impact on Tellurian’s business, results of operations, financial condition, liquidity and prospects.

Future legislation and regulations, such as those relating to the transportation and security of LNG exported from the proposed LNG Facilities through the Calcasieu Ship Channel, could cause additional expenditures, restrictions and delays in connection with the proposed LNG Facilities and their construction, the extent of which cannot be predicted and which may require Tellurian to limit substantially, delay or cease operations in some circumstances. Revised, reinterpreted or additional laws and regulations that result in increased compliance costs or additional operating costs and restrictions could have a material adverse effect on Tellurian’s business, results of operations, financial condition, liquidity and prospects.

Tellurian’s operations will be subject to a number of environmental laws and regulations that impose significant compliance costs, and existing and future environmental and similar laws and regulations could result in increased compliance costs or additional operating restrictions.

Tellurian’s business will be subject to extensive federal, state and local regulations and laws, including regulations and restrictions on discharges and releases to the air, land and water and the handling, storage and disposal of hazardous materials and wastes in connection with the development, construction and operation of its liquefaction facilities. These regulations and laws will require Tellurian to maintain permits, provide governmental authorities with access to its facilities for inspection and provide reports related to its compliance. Violation of these laws and regulations could lead to substantial fines and penalties or to capital expenditures related to pollution control equipment that could have a material adverse effect on Tellurian’s business, results of operations, financial condition, liquidity and prospects. Federal and state laws impose liability, without regard to fault or the lawfulness of the original conduct, for the release of certain types or quantities of hazardous substances into the environment. As the owner and operator of the Driftwood LNG Project, Tellurian could be liable for the costs of cleaning up hazardous substances released into the environment and for damage to natural resources.

In addition, future federal, state and local legislation and regulations may impose unforeseen burdens and increased costs on Tellurian’s business that could have a material adverse effect on Tellurian’s financial results, such as regulations regarding greenhouse gas emissions and the transportation of LNG.

The operation of the proposed Driftwood LNG Project may be subject to significant operating hazards and uninsured risks, one or more of which may create significant liabilities and losses that could have a material adverse effect on Tellurian’s business, results of operations, financial condition, liquidity and prospects.

The plan of operations for the proposed Driftwood LNG Project is subject to the inherent risks associated with LNG operations, including explosions, pollution, release of toxic substances, fires, hurricanes and other adverse weather conditions, and other hazards, each of which could result in significant delays in commencement or interruptions of operations and/or result in damage to or destruction of the proposed Driftwood LNG Project and assets or damage to persons and property. In addition, operations at the proposed Driftwood LNG Project and vessels of third parties on which Tellurian’s operations are dependent face possible risks associated with acts of aggression or terrorism.

Tellurian does not, nor does it intend to, maintain insurance against all of these risks and losses. Tellurian may not be able to maintain desired or required insurance in the future at rates that it considers reasonable. The occurrence of a significant event not fully insured or indemnified against could have a material adverse effect on Tellurian’s business, contracts, financial condition, operating results, cash flow, liquidity and prospects.

Financial projections by Tellurian Investments may not prove to be reflective of actual future results.

In connection with the merger, Tellurian Investments prepared and considered, among other things, internal financial forecasts for Tellurian Investments. These financial projections include assumptions regarding future revenue, EBITDA, capital expenditures and unlevered free cash flow. They speak only as of the date prepared and have not been, and will not be, updated. These financial projections were not provided with a view to public disclosure, are subject to significant economic, competitive, industry and other uncertainties and may not be achieved in full, at all or within projected timeframes. In addition, the failure to achieve projected results could have a material adverse effect on Tellurian’s share price and financial position.

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

The information in this prospectus, including information in documents incorporated by reference in this prospectus, includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, that address activities, events, or developments with respect to our financial condition, results of operations, or economic performance that we expect, believe, or anticipate will or may occur in the future, or that address plans and objectives of management for future operations, are forward-looking statements. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “initial,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements relate to, among other things:

●	our businesses and prospects;

●	our ability to continue as a going concern;

●	planned or estimated capital expenditures;

●	availability of liquidity and capital resources;

●	the ability to obtain additional financing as needed;

●	revenues, expenses, and projected cash burn rates;

●	progress in developing the Company’s principal project and the timing of that progress;

●	future values of that project or other interests or rights that the Company holds; and

●	government regulations, including our ability to obtain necessary governmental permits and approvals.

Our forward-looking statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments, and other factors that we believe are appropriate under the circumstances. These statements are subject to a number of known and unknown risks and uncertainties, which may cause our actual results and performance to be materially different from any future results or performance expressed or implied by the forward-looking statements. These risks and uncertainties are described in the “Risk Factors” section and elsewhere in reports we file with the SEC incorporated by reference in this prospectus, and additional risk factors that may be set forth in any applicable prospectus supplement, and include such factors as:

●	the uncertain nature of the demand for and price of natural gas;

●	risks related to shortages of LNG vessels worldwide;

●	technological innovation which may render our anticipated competitive advantage obsolete;

●	risks related to a terrorist or military incident involving an LNG carrier;

●	changes in legislation and regulations relating to the LNG industry, including environmental laws and regulations that impose significant compliance costs;

●	uncertainties regarding our ability to maintain sufficient liquidity and capital resources to implement our projects or otherwise continue as a going concern;

●	our limited operating history;

●	our ability to attract and retain key personnel;

●	risks related to doing business in, and having counterparties in, foreign countries;

●	our reliance on the skill and expertise of third-party service providers;

●	the ability of our vendors to meet their contractual obligations;

●	the uncertain nature of the anticipated value and underlying prospects of our U.K. acreage position;

●	the results and interpretation of 2-D and 3-D seismic data related to our NT/P82 interest in offshore Australia and our ability to sell or obtain an attractive farmout arrangement for NT/P82;

●	risks and uncertainties inherent in management estimates of future operating results and cash flows;

●	development risks, operational hazards, and regulatory approvals; and

●	risks and uncertainties associated with litigation matters.

The forward-looking statements in this prospectus, or in any prospectus supplement, speak as of the date hereof, or thereof, as applicable. Although we may from time to time voluntarily update our prior forward-looking statements, we disclaim any commitment to do so except as required by securities laws.

USE OF PROCEEDS

Unless a prospectus supplement indicates otherwise, the net proceeds we receive from the sale of the securities offered by this prospectus will be used for general corporate purposes. Pending the application of the net proceeds from any particular offering, we intend to invest such proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

Each time we issue securities, we will provide a prospectus supplement that will contain information about how we intend to use the proceeds from each such offering. We will bear all of the expenses of the offering of the securities, and such expenses will be paid out of our general funds, unless otherwise stated in the applicable prospectus supplement.

We cannot guarantee that we will receive any proceeds in connection with any offering hereunder because we may choose not to issue any of the securities covered by this prospectus.

PLAN OF DISTRIBUTION

We may sell securities under this prospectus and any relevant prospectus supplement to or through underwriters or dealers, directly to other purchasers or through agents. In addition, we may from time to time sell securities through a bidding or auction process, block trades, ordinary brokerage transactions or transactions in which a broker solicits purchasers. We may also use a combination of any of the foregoing methods of sale. We may distribute the securities from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. We may offer securities in the same offering or in separate offerings. From time to time, we may exchange securities for indebtedness or other securities that we may have outstanding. In some cases, dealers acting for us may also purchase securities and re-offer them to the public by one or more of the methods described above.

Any person participating in the distribution of common stock registered under the Registration Statement that includes this prospectus will be subject to applicable provisions of the Exchange Act and applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities may occur, they will be described in the applicable prospectus supplement or a document incorporated by reference to the extent required.

Offering

We will provide required disclosure concerning the terms of the offering of the securities in a prospectus supplement or information incorporated by reference, including, to the extent applicable:

●	the name or names of underwriters, dealers or agents;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any underwriting discounts, commissions, and other items constituting underwriters’ compensation;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any commissions paid to agents;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	underwritten offerings;

●	block transactions (which may involve crosses) and transactions on the NASDAQ Capital Market or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers through registered direct offerings or otherwise; and

●	any other method permitted pursuant to applicable law.

Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement or document incorporated by reference, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Underwriters, dealers and agents may be entitled under agreements that may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement or document incorporated by reference, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, our subsidiaries or affiliates in the ordinary course of business.

In addition, we may enter into derivative transactions with third parties, in which case the third parties may sell securities covered by this prospectus and the applicable prospectus supplement or incorporated document and received by those parties in settlement of a derivative position.

To the extent required, this prospectus will be amended or supplemented from time to time to describe a specific plan of distribution.

Other than common stock, all securities sold under this prospectus will be new issues of securities with no established trading market. Any underwriters may make a market in these securities but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

DESCRIPTION OF OUR CAPITAL STOCK

Our restated certificate of incorporation authorizes us to issue 300,000,000 shares of common stock, $0.01 par value per share, and 50,000,000 shares of preferred stock, $0.01 per share. As of February 10, 2017, 199,382,948 shares of our common stock were issued and outstanding, net of 1,209,389 treasury shares held by us, and no shares of our preferred stock were issued and outstanding.

The rights of the holders of our common stock and preferred stock are governed by the Delaware General Corporation Law (the “DGCL”), our restated certificate of incorporation and our amended and restated by-laws.

Common Stock

The following is a summary of the material terms of our common stock, and is qualified in its entirety by reference to the complete text of our restated certificate of incorporation and our amended and restated by-laws, each of which is incorporated by reference in this prospectus. See “Where You Can Find More Information.”

Voting Rights

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Cumulative voting in the election of directors is not permitted. Section 216 of the DGCL provides that, generally, unless otherwise provided in our certificate of incorporation or our by-laws or another section of the DGCL with respect to a specified action, all matters to be voted on by stockholders must be approved by the affirmative vote of the majority of shares present or represented by proxy at the meeting and entitled to vote, or, in the case of the election of directors, by a plurality of the votes of shares present or represented by proxy at the meeting and entitled to vote, in each case at a meeting at which a quorum is present. With respect to certain matters where the NASDAQ Capital Market shareholder approval requirements are applicable, the NASDAQ Capital Market rules require approval by a majority of the total votes cast on the proposal.

Dividend and Distribution Rights

Holders of outstanding shares of our common stock are entitled to dividends when, as, and if declared by our board of directors out of funds legally available for the payment of dividends. As a Delaware corporation, we may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which a dividend is declared and/or the preceding fiscal year. In the event of our liquidation, dissolution, or winding up of our affairs, holders of our common stock will be entitled to receive ratably our net assets available to the stockholders.

Preemptive, Conversion and Redemption Rights

Holders of our outstanding common stock have no conversion or redemption rights. In addition, holders of our common stock have no preemptive rights under the DGCL. However, TOTAL Delaware, Inc., a Delaware corporation and subsidiary of TOTAL S.A., has a right to purchase its pro rata portion of any new equity securities that Tellurian may issue to a third party on the same terms and conditions as such equity securities are offered and sold to such party, subject to certain exceptions. All of the issued and outstanding shares of our common stock are, and all unissued shares of our common stock, when offered and sold will be, duly authorized, validly issued, fully paid, and nonassessable. To the extent that additional shares of our common stock may be issued in the future, the relative interests of the then-existing stockholders may be diluted.

Trading Market

Our common stock is listed for trading on the NASDAQ Capital Market under the ticker symbol “TELL.” On February 9, 2017, the closing price of our common stock as reported on the NASDAQ Capital Market was $14.21 per share.

Registrar and Transfer Agent

Our registrar and transfer agent for all shares of common stock is Broadridge Corporate Issuer Solutions, Inc.

Preferred Stock

Our restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, covering up to an aggregate of 50,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by our board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights and redemption rights.

Anti-Takeover Provisions in our Restated Certificate of Incorporation and Amended and Restated By-Laws

Our restated certificate of incorporation and amended and restated by-laws also contain provisions that we describe in the following paragraphs, which may delay, defer, discourage, or prevent a change in control of us, the removal of our existing management or directors, or an offer by a potential acquirer to our stockholders, including an offer by a potential acquirer at a price higher than the market price for the stockholders’ shares.

Among other things, our restated certificate of incorporation and amended and restated by-laws:

●

divide our board of directors into three classes serving staggered three-year terms, which could have the effect of increasing the length of time necessary to change the composition of a majority of the board of directors;

●	provide that all vacancies on the board of directors, including newly created directorships, may, except as otherwise required by law, be filled by the vote of a majority of directors then in office;

●

provide our board of directors with the ability to authorize currently undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences designated by the board that could have the effect of impeding the success of any attempt to change control of us;

●

establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 60 days prior to the meeting, provided that in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder must be received not more than

10 days following the date on which such notice of the meeting date was mailed or public disclosure given. Our by-laws specify the requirements as to the form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

●

provide that stockholders are not permitted to call special meetings of stockholders. Only our chairman of the board, president, and the board of directors are permitted to call a special meeting of stockholders; and

●

provide that our board of directors may alter, amend, or repeal our by-laws or approve new by-laws without further stockholder approval, and provide that a stockholder amendment to the by-laws requires a favorable vote of 66 2⁄3% of the voting power of all outstanding voting stock.

Anti-Takeover Provisions of Delaware Law

We are subject to the anti-takeover provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

Section 203 defines a “business combination” as a merger, asset sale, or other transaction resulting in a financial benefit to the interested stockholder. Section 203 defines an “interested stockholder” as a person who, together with affiliates and associates, owns, or, in some cases, within the three prior years, did own, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between us and an interested stockholder is subject to the three-year moratorium unless:

●

our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder prior to the date the person attained that status;

●

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and also officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or

●

the business combination is approved by our board of directors on or subsequent to the date the person became an interested stockholder and authorized at an annual or special meeting of the stockholders by the affirmative vote of the holders of at least 66 2⁄3% of the outstanding voting stock that is not owned by the interested stockholder.

These provisions may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including by discouraging takeover attempts that might result in a premium over the market price for the shares of our stock. With approval of our stockholders, we could amend our certificate of incorporation in the future to elect not to be governed by these anti-takeover provisions.

DESCRIPTION OF OUR WARRANTS

The following is a summary of the general terms of any warrants that we may offer under this prospectus and related warrant agreements and certificates. You should refer to the warrant agreement, including the form of warrant certificate representing the warrants, relating to the specific warrants being offered for complete terms, which will be described in an accompanying prospectus supplement. Such warrant agreement, together with the warrant certificate, will be filed with the SEC in connection with the offering of the specific warrants.

We may issue warrants for the purchase of common stock, preferred stock or any combination thereof. Warrants may be issued independently or together with any other offered securities, and may be attached to or separate from any offered securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We may enter into an agreement with a warrant agent and, if so, we will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to the particular series of warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the series. Those terms may include:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

●	the terms of the securities issuable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	the price at which the securities issuable upon exercise of such warrants may be acquired;

●	the dates on which the right to exercise such warrants will commence and expire;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security or principal amount of such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any; and

●	any other terms of such warrants, including terms, procedures, and limitations relating to the exchange or exercise of such warrants.

As of February 10, 2017, the Company had no outstanding warrants.

Exercise of Warrants

Each warrant will entitle its holder to purchase the number of shares of common stock, preferred stock or combination thereof at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise describe in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. We will describe in the applicable prospectus supplement the place or places where, and the manner in which, warrants may be exercised. We will set forth on the reverse side of the applicable warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver upon exercise.

Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining unexercised warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, such holder’s warrants.

Prior to the exercise of any warrants to purchase the purchased securities, holders of the warrants will not have any of the rights of holders of the common stock or the preferred stock, as applicable, purchasable upon exercise, including the right to vote or to receive any payments of dividends, as applicable.

DESCRIPTION OF OUR UNITS

We may issue units comprised of any combination of our common stock, preferred stock and warrants. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a bank or trust company, as unit agent, as described in the prospectus supplement relating to units being offered. The prospectus supplement will describe:

●

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

●	a description of the terms of any unit agreement governing the units;

●	a description of the provisions for the payment, settlement, transfer, or exchange of the units;

●	a discussion of material federal income tax considerations, if applicable; and

●	whether the units will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable unit agreements. These descriptions do not contain all of the provisions of those unit agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable unit agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the form of the relevant unit agreements, which will be filed with the SEC in connection with the offering of units and will be available as described under the heading “Where You Can Find More Information.”

The applicable provisions described in this section, as well as those described under “Description of Our Capital Stock” and “Description of Our Warrants” above, will apply to each unit and to each security included in each unit, respectively.

LEGAL MATTERS

Davis Graham & Stubbs LLP of Denver, Colorado, has provided its opinion on the validity of the securities offered by this prospectus. If legal matters in connection with offerings made under this prospectus are acted on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement to the extent required.

EXPERTS

Tellurian Inc. was formerly known as Magellan Petroleum Corporation; it changed its name to Tellurian Inc. shortly after the completion of the merger contemplated by that certain Agreement and Plan of Merger, dated as of August 2, 2016, by and among Magellan Petroleum Corporation, Tellurian Investments and River Merger Sub, Inc., a Delaware corporation. As a result of the merger, Tellurian Investments became a subsidiary of Magellan Petroleum Corporation. However, the managements of those entities determined that Tellurian Investments was the “accounting acquirer” in the transaction for purposes of Financial Accounting Standards Board’s Accounting Standards Codification 805, Business Combinations. Accordingly, the financial statements of Tellurian Services, LLC, the predecessor of Tellurian Investments, are considered under applicable SEC guidance to be the financial statements of the registrant. Certain historical information of Magellan Petroleum Corporation is also included in this prospectus supplement as noted below.

The financial statements of Tellurian Services LLC as of April 9, 2016, December 31, 2015 and 2014 and for the period from January 1, 2016 to April 9, 2016 and for the years ended December 31, 2015 and 2014, appearing in Registration Statement No. 333-213923 of Tellurian Inc. (formerly known as Magellan Petroleum Corporation) on Form S-4 and incorporated in this Registration Statement by reference to Tellurian Inc.’s Current Report on Form 8-K dated February 10, 2017, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is herein incorporated by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Magellan Petroleum Corporation as of June 30, 2016 and 2015, and for the fiscal years ended June 30, 2016 and 2015, have been audited by EKS&H LLLP, an independent registered public accounting firm, and are incorporated herein by reference in reliance on its report dated September 13, 2016, and upon its authority as an expert in accounting and auditing.

Tellurian Inc.

Common Stock

Preferred Stock

Warrants

Units

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses (other than underwriting discounts and commissions to be paid by us) expected to be incurred by the registrant in connection with the issuance and distribution of the securities covered by this Registration Statement. All such expenses will be borne by the registrant.

Securities and Exchange Commission (“SEC) registration fee	$	*
FINRA filing fee	$	**
Legal fees and expenses	$	**
Accounting fees and expenses	$	**
Listing fee	$	**
Transfer and disbursement agent fees	$	**
Printing costs and expenses	$	**
Miscellaneous	$	**

Total	$	**

*	Deferred in reliance on Rule 456(b) and Rule 457(c) under the Securities Act of 1933, as amended, because an indeterminate amount of securities is covered by this registration statement.

**	These fees and expenses will be determined based on the number of issuances and amount and type of securities issued. Accordingly, they cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Tellurian Inc. (“Tellurian”), which was, until February 10, 2017, known as Magellan Petroleum Corporation, is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) contains provisions for the indemnification and insurance of directors, officers, employees, and agents of a Delaware corporation against liabilities which they may incur in their capacities as such. Those provisions have the following general effects:

(a)

A Delaware corporation may indemnify a person who is or was a director, officer, employee, or agent of the corporation against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with any action, suit, or proceeding (other than an action by or in the right of the corporation) if the person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

(b)

A Delaware corporation may indemnify a person who is or was a director, officer, employee, or agent of the corporation in an action or suit by or in the right of the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged liable to the corporation (except under certain circumstances).

(c)

A Delaware corporation must indemnify a present or former director or officer against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with any action, suit, or proceeding to the extent that such person has been successful on the merits or otherwise in defense of the action, suit, or proceeding.

(d)

A Delaware corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation against liability asserted against such person and incurred by such person in any such capacity or arising from such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

Tellurian’s restated certificate of incorporation provides that Tellurian shall enter into appropriate agreements with its directors and officers to both indemnify such directors and officers and advance funds for litigation expenses to the fullest extent permitted by Delaware law, as may be amended from time to time. In furtherance of these provisions, Tellurian has entered into written agreements with each of its directors and officers to indemnify and advance expenses to those individuals to the fullest extent permitted by Delaware law.

In addition, pursuant to Section 102(b)(7) of the DGCL, Tellurian’s restated certificate of incorporation provides that no director of Tellurian shall be personally liable to Tellurian or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

(a)	for any breach of the director’s duty of loyalty to Tellurian or its stockholders;

(b)	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(c)	under Section 174 of the DGCL (relating to unlawful payment of dividends or stock repurchases); or

(d)	for any transaction from which the director derived an improper personal benefit.

Tellurian maintains directors’ and officers’ insurance covering certain liabilities that may be incurred by directors and officers in the performance of their duties.

Item 16. Exhibits.

The following exhibits are part of this Registration Statement:

Exhibit Number	Description

1.1+	Form of Underwriting Agreement

2.1**++

Agreement and Plan of Merger, dated as of August 2, 2016, by and among Magellan Petroleum Corporation, Tellurian Investments Inc., and River Merger Sub, Inc. (filed as Exhibit 2.1 to the Current Report on Form 8-K filed on August 3, 2016 with the SEC and incorporated herein by reference), as amended by the First Amendment to Agreement and Plan of Merger, dated as of November 23, 2016 (filed as Exhibit 10.1 to the Current Report on Form 8-K filed on November 29, 2016 with the SEC and incorporated herein by reference) and the Second Amendment to Agreement and Plan of Merger, dated as of December 19, 2016 (filed as Exhibit 2.1 to the Current Report on Form 8-K filed on December 21, 2016 with the SEC and incorporated herein by reference)

4.1**	Specimen Stock Certificate for Shares of Common Stock (filed as Exhibit 4.2 to the registrant’s Current Report on Form 8-K filed on June 26, 2013 with the SEC and incorporated herein by reference)

4.2+	Form of Certificate of Designations for Preferred Stock

4.3+	Form of Warrant Agreement (including form of Warrant Certificate)

4.4+	Form of Unit Agreement (including form of Unit Certificate)

5.1*	Opinion of Davis Graham & Stubbs LLP

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of EKS&H LLLP

23.3*	Consent of Davis, Graham & Stubbs LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included in the signature pages hereto)

*	Filed herewith.

**	Previously filed.

+	To be filed as an exhibit to a report filed pursuant to Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934 or by post-effective amendment to the Registration Statement.

++	Pursuant to Item 601(b)(2) of Regulation S-K, Tellurian has omitted certain schedules to the exhibit. Tellurian agrees to supplementally furnish a copy of any omitted schedule to the SEC upon request.

Item 17. Undertakings.

(a)        The undersigned registrant hereby undertakes:

(1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)        To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (ii), and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)        That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)        Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)        Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)        That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)        Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)        Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 10, 2017.

TELLURIAN INC.

By: /s/ Meg A. Gentle
Name: Meg A. Gentle
Title: President and Chief Executive Officer (as Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Meg A. Gentle, Antoine J. Lafargue, and Daniel A. Belhumeur his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and registration statements filed pursuant to Rule 462) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, ratifying and confirming all that said attorney-in-fact and agent or his or her substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Meg A. Gentle Meg A. Gentle	Director, President and Chief Executive Officer (Principal Executive Officer)	February 10, 2017

/s/ Antoine J. Lafargue Antoine J. Lafargue	Chief Financial Officer (Principal Financial Officer)	February 10, 2017

/s/ Khaled Sharafeldin Khaled Sharafeldin	Chief Accounting Officer (Principal Accounting Officer)	February 10, 2017

/s/ Charif Souki Charif Souki	Director and Chairman	February 10, 2017

/s/ Martin Houston Martin Houston	Director and Vice Chairman	February 10, 2017

Name	Title	Date

/s/ Dillon J. Ferguson Dillon J. Ferguson	Director	February 10, 2017

/s/ Diana Derycz-Kessler Diana Derycz-Kessler	Director	February 10, 2017

/s/ Brooke A. Peterson Brooke A. Peterson	Director	February 10, 2017

/s/ Jean Jaylet Jean Jaylet	Director	February 10, 2017